Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement of Time Warner Entertainment Company, L.P. ("TWE") on Form S-8 pertaining to the registration of $75,000,000 of Deferred Compensation Obligations of TWE, of our reports dated January 31, 2001, with respect to the consolidated financial statements and schedules of TWE and Warner Communications Inc. and the consolidated financial statements of American Television and Communications Corporation included in TWE's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young


New York, New York
August 14, 2001